Exhibit 4.34

NUMBER	TELEWEST GLOBAL, INC.	SHARES

TWG	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK		COMMON STOCK

CUSIP 87956T 10 7
SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS

THIS CERTIFIES that

IS THE RECORD OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF

TELEWEST GLOBAL, INC.

(hereinafter called the “Corporation”) transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation and Bylaws of the Corporation and all amendments thereto.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned and Registered: THE BANK OF NEW YORK

Transfer Agent and Registrant,
By		Authorized Signature

Secretary		President

TELEWEST GLOBAL, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNlF TRAN MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN OR JT TEN WROS	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                              hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares
of the Common Stock evidenced by this Certificate, and do hereby irrevocably constitute and appoint

, Attorney
to transfer the said shares on the books of within-named Corporation with full power of substitution.

Dated

Signature

Signature

in presence of

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED MEDALLION GUARANTEED

Authorized Signature (Signature Guarantee Program Name)

Signature Guarantee by (must be by a member of the Stock Exchanges Medallion Program or the New York Stock Exchange, lnc. Signature Program in accordance with Securities and Exchange Commission Rule 17Ad-15)

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Telewest Global, Inc. and The Bank of New York, as Rights Agent, dated as of March 25, 2004 (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Telewest Global. Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Telewest Global, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefore to the Secretary of Telewest Global, Inc. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and certain related persons, whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.